UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 3, 2006

LINCOLN BANCORP
(Exact name of registrant as specified in its charter)

INDIANA	000-25219	35-2055553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 East Main Street, Plainfield, Indiana		46168-0510
(Address of principal executive offices)		(Zip Code)

(317) 839-6539
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2006, Lincoln Bank (the “Bank”), a wholly owned subsidiary of Lincoln Bancorp (the “Company”), entered into a Special Termination Agreement (the “Agreement”) with James Douglas Bennett, who on that date joined the Bank as Senior Vice President, Business Development. The Agreement has a twelve-month term, subject to annual extension by the Board of Directors of the Bank. If a voluntary or an involuntary termination of Mr. Bennett’s employment for reasons other than cause occurs within twelve months following a change in control (as defined in the Agreement) and during the term of the Agreement, the Agreement provides that Mr. Bennett shall be entitled to a lump sum payment of 100% of his base amount compensation, as determined pursuant to Section 280G(b)(3) of the Internal Revenue Code. This termination benefit is to be paid in cash within twenty-five business days after the date of severance of employment. The Agreement also provides for continued life, health and disability coverage during the twelve months following Mr. Bennett’s termination of employment. A copy of the Agreement is attached to this Current Report as Exhibit 10.1 and incorporated herein by this reference.

Item 1.01 Entry into a Material Definitive Agreement  and  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 3, 2006, the Bank announced the promotion of John Ditmars to the position of Executive Vice President, Chief Operating Officer. The promotion is effective August 7, 2006. Effective upon his promotion, Mr. Ditmars' annual salary was increased from $150,944 to $167,333.  Mr. Ditmars, age 49, has served as Senior Vice President, Administration, since the Company’s acquisition of First Shares Bancorp, Inc. (“First Shares”) and its wholly owned subsidiary, First Bank, an Indiana commercial bank (“First Bank”), on August 2, 2004. From March 1999 until the date of the acquisition, Mr. Ditmars had served as Executive Vice President of First Bank. Additional information about Mr. Ditmars, including a description of his employment agreement with the Bank, is included under the caption “Proposal 1 -- Election of Directors -- Management Remuneration and Related Transactions” in the Company’s Proxy Statement for its April 18, 2006 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 17, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Special Termination Agreement, dated August 7, 2006, between Lincoln Bank and James Douglas Bennett

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 8, 2006	LINCOLN BANCORP

	By:	/s/ John M. Baer
John M. Baer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Location

10.1	Special Termination Agreement, dated August 7, 2006, between Lincoln Bank and James Douglas Bennett	Attached